Exhibit 99.E12

ELEVENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This eleventh amendment (this “Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 as Novated (the “Agreement”), is entered into on April 9, 2019 (the “Execution Date”) by and between Exchange Listed Funds Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of May 3, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of two Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of Qraft Al-Enhanced U.S. Large Cap ETF and Qraft AI-Enhanced U.S. Large Cap Momentum ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Mark A. Fairbanks
Name: J. Garrett Stevens		Name: Mark A. Fairbanks
Title: President		Title: Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of May 3, 2019

FUNDS

InsightShares LGBT Employment Equality ETF
InsightShares Military Veterans ETF
Knowledge Leaders Developed World ETF
The High Yield ETF
Saba Closed-End Funds ETF
Qraft AI-Enhanced U.S. Large Cap ETF
Qraft AI-Enhanced U.S. Large Cap Momentum ETF

A-1